Exhibit 99.2

RDA Holding Co. Historical Selected Financial Data As of March 31, 2012 R D A H o l d i n g C o

Historical Selected Financial Data, reflecting Discontinued Operations (1) Certain prior year amounts vary from amounts previously reported, as a result of discontinued operations in 4Q2011 and 1Q2012. Above amounts are reflective of our continuing operations as of March 31, 2012. (unaudited) $millions Q1 2012 Q4 2011 Q3 2011 Q2 2011 Q1 2011 Q4 2010 Q3 2010 Q2 2010 Feb 20 - Mar 31 2010 Jan 1 - Feb 19 2010 Q4 2009 Q3 2009 Q2 2009 Q1 2009 Revenue 241.8 430.7 324.4 387.8 283.8 447.4 294.5 372.2 125.8 211.9 521.7 395.7 471.8 409.5 Product, distribution and editorial expenses 117.6 179.6 151.3 165.3 137.6 191.7 138.2 161.4 52.3 94.7 211.9 173.8 199.4 178.9 Promotion, marketing and administrative expenses 180.2 183.4 203.8 204.1 195.7 210.2 198.0 191.2 73.4 134.4 239.0 238.0 198.5 224.2 Impairment of assets - 11.5 11.2 233.9 - 1.7 14.7 - - - 61.2 (0.1) 485.6 454.0 Other operating items, net 0.8 18.0 10.7 3.1 4.6 8.0 (0.6) 28.2 5.3 13.7 4.5 (0.5) 1.0 8.3 Operating (loss) profit (56.8) 38.2 (52.6) (218.6) (54.1) 35.8 (55.8) (8.6) (5.2) (30.9) 5.1 (15.5) (412.7) (455.9) Successor Company Predecessor Company (1)